POWER OF ATTORNEY

WHEREAS the undersigned is a Trustee of D.L. Babson Bond Trust, a Delaware business trust which intends to do business as an open-end diversified investment company (mutual fund), and

WHEREAS D.L. Babson Bond Trust intends to register its shares with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and with the Securities Departments of the various states and the District of Columbia. Now, therefore,

KNOW ALL MEN BY THESE PRESENTS:

THAT the undersigned does hereby appoint each of the persons hereinafter set out as his attorney each with the power to act severally in the name of the undersigned and to execute on his behalf all forms and documents required by the Securities and Exchange Commission, or any state of the United States of America, or the District of Columbia, in connection with the initial registration of securities of the D.L. Babson Bond Trust and in the maintenance of such registrations.


                Stephen S. Soden
                Martin A. Cramer
                P. Bradley Adams

IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of October, 2002


/s/H. DAVID RYBOLT
--------------------------
H. David Rybolt


/s/WILLIAM H. RUSSELL
--------------------------
William H. Russell


/s/EDWARD S. RITTER
--------------------------
Edward S. Ritter


Sworn to before me this 9th day of October, 2002


/s/CHAREEN C. SMITH

Chareen C. Smith, Notary Public
County of Jackson, State of Missouri
My commission expires May 1, 2005




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